SUMMARY GEOLOGY REPORT ON THE

WILLOWVALE PROJECT,

OMINECA MINING DIVISION, BRITISH COLUMBIA

For

SUSTUT EXPLORATION INC.

By:

George Nicholson, P.Geo.

Vancouver, BC

August, 2006

List of Figures

Figure 1. Location Map	5
Figure 2. Claim / Topographical Map	7
Figure 3. Regional Geology	11
Figure 4. Rock Samples Location Map	15

Willowvale Project
Page2

1.	Introduction

The Willowvale project consists of one mineral claim, the Willow, totalling 445.70 hectares. The property is owned 100% by Terry Hughes as President in trust for Sustut Exploration Inc. The claims are located in the Omineca Mining Division, NTS map sheet 94D/10E. The property is 4.5 km east of the Sustut River.

The Sustut copper deposit, 50,000,000 tonnes grading 1.25% copper, is located 7.0 km to the northwest in a similar geological environment. Road access is via the Omineca mining access road located 14 km to the north.

Previous work during the months of August and September, 1997 consisting of a program of geological mapping, prospecting, rock and soil sampling was completed. This report documents the 1997 exploration program and makes recommendations for the new owners to expand upon previous discoveries. A Phase I programme is recommended at $30,000.

Willowvale Project
Page3

2.	Location/Access/Topography

The Willowvale project is located in the Omineca Mining Division, map sheet NTS 94D/10E, Lat. 56°33’N, Long. 126°35’W. The UTM zone is 9 and the location is 627 0000 N and 648 000 E. The claims are located 3 km due south of Sustut Peak.

Access is by helicopter from one of the bases in the vicinity. There are bases usually at Johansen Lake, 25 km to the east, or Bear Lake area, 40 km to the south. The closest road access is 14 km to the north by using the Omineca mining access road.

The property is located in steep mountainous terrain with steep serrated ridges and deep wide U-shaped glaciated valley bottoms. Elevation on the claim ranges from 1,100 metres to 2,000 metres above sea level. Below treeline, approximately 1,400 metres, the slopes are covered by dense coniferous forest.

Willowvale Project
Page4

ALASKA
Atlin
Cassiar
Juneau
BRITISH
COLUMBIA
Dease Lake
Telegraph Creek
Stikine
River
WILLOWVALE PROJECT
River
Sustut
PACIFIC
OCEAN
Stewart
Smithers
Terrace
Prince Rupert
Kitimat
Houston
Kilometres
0
50
SUSTUT EXPLORATION INC.
WILLOWVALE PROJECT
NAD 83, ZONE 9
LOCATION MAP
DATE: AUGUST, 2006
SCALE: As Shown
FIGURE: 1

FIGURE 1. Location Map

Willowvale Project
Page5

3.	Property Description

The Willow property is owned 100% by Terry Hughes, in trust for and as President of Sustut Exploration Inc. The claims were acquired from Richard Simpson, propsector, for a payment of $20,000 (USD) and a 2½% Net Smelter Royalty. The property is comprised of 1 mineral claim comprising 445.70 hectares. The claims were staked using the British Columbia Mineral Tenure Online internet staking. The claims are located in the Omineca Mining Division, NTS 94D/10E. Claim details are as follows:

Claim Name	Claim Size (Ha)	Record #	Expiry Date
Willow	445.70	530309	December 13, 1997

In British Columbia, to maintain the claims in good standing, $4.00 per hectare in work or cash in lieu is due annually for the first two years followed by $8.00 per hectare annually thereafter.

N.B.	The moniker Willowvale project is used interchangeably with Willow property, the actual claim name.

Willowvale Project
Page6

644000E
646000E
648000E
650000E
652000E
6274000N
6272000N
6270000N
6268000N
6266000N
6264000N
N
Sustut River
530309
Sustut Protected Area
Willow Creek
Sustut Park
KILOMETRES
0
2
SUSTUT EXPLORATION INC.
WILLOWVALE PROJECT
NTS: 094D/048, 058
NAD 83, ZONE 9
CLAIM MAP
DATE: AUGUST, 2006
SCALE: 1:50,000
FIGURE 2

FIGURE 2. Claim / Topographical Map

Willowvale Project
Page7

4.	History

The first documented geological mapping in the vicinity of the Willow property was in 1948 by Lord, who documented several mineralized showings in the area during a regional geological mapping survey.

The Sustut copper deposit, located 7 km to the northwest, was discovered late in the field season of 1971 by Falconbridge. This discovery triggered extensive prospecting and claim staking in the immediate area including the Willow property. The Willow mineralization was probably discovered at this time as Wesfrob, a subsidiary of Falconbridge, staked the property. The Willow showing is a large gossan at the base of a steep cliff so prospecting would have discovered the prospect.

Wesfrob Mines Ltd., owner of the Willow prospect in 1973 was completing a major drill program on the Sustut copper deposit located on the northwest. During 1973 they drilled two deep holes, due to the steep topography, totalling 3,100 feet to intersect the Willow mineralization. The results of these holes are unknown at this time.

During 1974 and 1975, N.B. Church completed regional mapping and property descriptions, including the Willow prospect, for the Department of Energy, Mines and Petroleum Resources.

In 1997, Sikanni Mine Development Ltd. undertook a rock and soil sampling programme on behalf of the owner at the time, Cross Lake Minerals Ltd. The property was subsequently allowed to lapse.

There has been no other work completed on the Willowvale project to the author’s knowledge.

Willowvale Project
Page8

5.	Regional Geology

The regional geology has been described in detail by Church, B.N.-1974/75 when he completed two years of geological mapping in the Willow showing area. The following is his interpretation of the regional geology:

“The oldest rocks of the area are found on the spur east of Sustut Peak and the lower east side of Mount Savage. These are Late Palaeozoic strata which in the lower part consist of locally folded alternating coralline limestone and argillite beds. The rocks pass upward through several thousand feet of section into a more regular sequence of mainly greywacke and argillite plus a thick sequence of spherulitic rhyolite. Triassic basalt breccias and augite and plagioclase-rich volcanic sandstone rest on the Palaeozoic assemblage with little or no angular discordance.

The Mesozoic pile is readily subdivided into three fundamental rock stratigraphic units. The lowest unit, about 7,000 feet thick, is identified as mainly a submarine deposit consisting primarily of augite porphyry basalt with local intercalations of aphanitic basalt and coarse feldspar porphyry basaltic andesite. Massive volcanic breccia deposits predominant in this part of the section although lava flows, bedded breccia, and pillow lavas are locally conspicuous. The middle unit consists of about 3,500 feet of what is believed to be mostly subaerial deposits of mixed andesite and basalt volcaniclastic rocks, lahars, tuff breccia, volcanic sandstone, and conglomerate beds - which rest on relatively thin fossiliferous Triassic tuffaceous argillite, chert, and carbonate beds. The uppermost unit, about 4,000 feet thick, comprises locally well-layered maroon and grey welded and non-welded ash flow tuffs, and volcanic breccias ranging from basalt to rhyolite in composition.

These strata are cut by a series of plutons referred to generally as the Omineca intrusions, a wide assortment of stocks, sills, and smaller bodies of mostly granitic composition and Jurassic age.

A varied development of folds and faults is evident in the map area. The belt of Hazelton and Upper Takla rocks flanking the northeast side of Willow Creek, extending through to Two Lake Creek, is characterized by gently undulating beds cut by minor faults. In marked contrast, the Palaeozoic and lower Takla rocks on the spurs northwest of Sustut Lake and on the north part of the Mount Savage display some spectacular folds, major dislocations, and a faulted repetition of the strata.”

Willowvale Project
Page9

uTrTM
uTrTD
uTrTSa
N
6274000N
6272000N
6270000N
6268000N
6266000N
6264000N
646000E
648000E
650000E
Property Boundary
IJHT
uTrTM
uTrTSa
Sustut Protected Area
Sustut Park
Willow
Creek
Sustut River
KILOMETRES
0
2
LEGEND
Lower Jurassic
IJHT - Hazelton Group-Telkwa Formation calc-alkaline volcanic rocks
Upper Triassic
UTrTD - Takla Group-Dewar Formation coarse clastic sedimentary rocks
Upper Triassic
UTrTM - Takla Group-Moosevale Formation conglomerate, coarse clastic sedimentary rocks
Upper Triassic
UTrTSa - Takla Group - Savage Mountain Formation basaltic volcanic rocks
Fault
Contact
Note: Geology from B.C. Government website
SUSTUT EXPLORATION INC.
WILLOWVALE PROJECT
NTS: 094D/048, 058
NAD 83, ZONE 9
REGIONAL/PROPERTY GEOLOGY MAP
DATE: AUGUST, 2006
SCALE: 1:50,000
FIGURE 3

FIGURE 3. Regional Geology

Willowvale Project
Page10

6.	Property Geology

The Willow property is underlain by the Upper Triassic Takla Group. The Group consists of the Savage Mountain Formation overlain by the Moosevale Formation. The Savage Mountain Formation consists of basic augite porphyry basalt flow, breccia, pillow breccia, tuff and interbedded bladed feldspar porphyry. The Moosevale Formation is comprised of andesitic and basaltic volcanic conglomerate, breccia, sandstone, tuff and argillite.

A major fault lies in the Willow creek valley and strikes northwest-southeast and cuts the south end of the Sustut property 7 km to the northwest. This fault parallels the Moose Valley fault to the northeast.

The geology of the Willow property is similar to the Sustut cooper geology to the northwest but the mineralized beds occur at a lower horizon and are in a different lithological unit of the Takla Group. The Takla augite porphyry breccias are overlain by a sequence of thinly bedded aphanitic basalt lavas, and in turn they are overlain by a few hundred feet of fossiliferous shales, chert, and carbonate beds, and, uppermost, a thick volaniclastic unit. The strata are offset locally by faults subparallel to a set of strong set of cross joints striking 025 degrees and dipping 85 degrees southeast.

The Willow mineralization is in the few hundred feet of sediments in a thin tuffaceous argillite bed just below the base of the volcaniclastic unit. This volcaniclastic unit outcrops in the steep cliffs above the mineralized bed. Limonitic argillite beds which outcrop at the base of the cliffs above the talus slopes have an orientation of 150/30S. Fine grained diabase dykes 1.0 to 2.0 m are oriented subparallel to local faults and trend roughly 015/80E.

The two drill hole collars from the 1973 Wesfrob drilling program were located at UTM Northing of 6270725 and an Easting of 646420 and an elevation of 1,860 metres.

Willowvale Project
Page11

7.	Soil Geochemical Survey Results

Previous soil sampling occurred outside of the current claim boundaries. There are no known silt or soil geochemical values obtained within the current claims.

Willowvale Project
Page12

8.	Rock Sample Results - Willow Property

A total of six rock samples were collected from the Willow showing by previous operators. The reason that many of the samples are “grabs” is that the terrain is extremely steep to traverse right along the Willow showing (refer to Figure 4 for results and locations). The descriptions and results are as follows:

Sample No.	Cu (% or ppm)	Ag (g/t or ppm)	Description
92004	4.94%	35.4 g/t	Grab, Willow showing, Diss. Bornite in shale. Outcrop. Elev = 1,635 metres
92005	451 ppm	<0.2 ppm	Grab, silicified green mafic tuff. Diss. Py, Aspy?
92006	245 ppm	<0.2 ppm	2 metre chip. Pyritic tuffaceous sediments. Elev = 1,675 metres
92007	6.28%	44.8 g/t	Grab of float boulder, trace bornite. Argillic seds. Elev = 1,550 metres
92008	467 ppm	<0.2 ppm	Grab silicified shears CPY, mal in 10-15 cm shears, 10 metre talus boulder. Elev = 1,400 metres
92009	6,169 ppm	1.6 ppm	Grab float boulder. Mal Stained green mafic tuff

Willowvale Project
Page13

646000E
648000E
6272000N
6270000N
6268000N
N
Property Boundary
92008 <0.2 / 467
92007 (44.8) / (6.28)
92005 <0.2 / 451
92009 1.6 / 6169
92004 (35.4) / (4.94)
92006 <0.2 / 245
Sustut Park
Sustut Protected Area
Willow
Creek
LEGEND
Rock Sample Location
Sample Number
92009 1.6 / 6169
Cu in ppm, except where shown in brackets ( )
Values are in Cu %
Ag in ppm, except where shown in brackets ( )
Values are in Ag g/t
After map by Cross Lake Resources Ltd. 1997
0 KILOMETRES 1
SUSTUT EXPLORATION INC.
WILLOWVALE PROJECT
NTS: 094D/04E, 05E
NAD 83, ZONE 9
ROCK SAMPLE
LOCATION MAP
DATE: AUGUST, 2006
SCALE: 1:20,000
FIGURE 4

FIGURE 4. ROCK SAMPLES LOCATION MAP

Willowvale Project
Page14

9.	Conclusions

The results of the earlier exploration programs justify further exploration work on the Willow property. The geology and mineralization, although at a lower stratigraphic horizon, are similar to the Sustut copper deposit located 7 km to the northwest.

The property has not had any detailed geological exploration work completed upon it other than two deep drill holes. The results of the talus sampling below the Willow showing and the results of the reconnaissance talus/soil sampling indicate that the prospect and anomalies could be expanded in size.

Willowvale Project
Page15

10.	Recommendations and Cost Estimates

A phased exploration program is recommended to further explore the Willow property. The results of previous soil/talus sampling indicate that this exploration method should be used as the first phase. This phase would be concentrated upon the south facing slope covering the southern half of the Willow claim. The sample lines should be sampled north-south in the timbered slopes at 25 metre intervals with lines at 100 metre spacing. There should be approximately 8 lines to test this slope. Included in this first phase a program of detailed rock talus sampling and mapping should be completed over the known Willow showing to delineate the size and grade of the prospect.

Depending upon the results of the first phase an Induced Polarization survey may be contemplated over any soil anomalies on the soil grid. Blast trenching of any soil/geophysical anomalies and the Willow prospect, depending on the results of the sampling and mapping program, would follow.

A cost estimate to complete the Phase I program of soil/talus sampling and rock sampling and mapping of the Willow prospect is as follows:

Item Description	Cost Estimate
Helicopter support (6 hrs x $1,000/hr)	$6,000
Labour (2 tech. x 7 days @ $350/day)	$4,900
Sample Analyses (100 soil + 50 rock @ $30/sample)	$4,500
Room and board	$2,000
Mob./Demob. + truck + fuel	$3,000
Report and drafting	$5,000
10% contingency	$2,500
Total	$27,900
ROUNDED = $30,000

Success contingent, Phase II would consist of blast trenching along strike at an estimated cost of $80,000.

Willowvale Project
Page16

11.	Statement of Qualifications

I, GEORGE E. NICHOLSON, of 21910 - 61st Avenue, Langley, British Columbia hereby certify that:

1.	I am a graduate of the University of British Columbia with a degree in Geology (B.Sc., 1986);

2.	I have practiced my profession as a Geologist continuously since graduation;

3.
I am a director of Nicholson and Associates Natural Resource Development Inc., a private geological consulting company, and a director of United Exploration Management Inc., a private resource management and research company;

4.	I am a member of the Association of Professional Engineers and Geoscientists of the Province of British Columbia (No. 19796);

5.	I am a Fellow of the Royal Geographic Society (No. 423161);

6.	There are no material facts or material changes in the subject matter of this report that would mislead the reader;

7.	I have no interest, direct or indirect, in the properties or common shares of Sustut Exploration Inc., nor do I expect to receive any;

8.	I have prepared this summary report from existing public files and from my own knowledge of working in the area; and,

9.	I hereby grant my permission for Sustut Exploration Inc. to use this Report for any corporate use normal to their business.

DATED at Vancouver, British Columbia this _____ day of August, 2006.

____________________________________
George E. Nicholson, P.Geo., FRGS

Willowvale Project
Page17

12.	References

Assessment Report #5060-5064, 5109, 5110 - Diamond Drilling Reports on Wesfrob Mines Ltd., Sustut Deposit by G. Harper and D.H. Brown 1973-1974.

Church N.B., 1974: Geology of the Sustut Area; Geology Exploration and Mining in British Columbia; in 1973. Brit. Columb. Dept. Mines Pet. Resources, p. 411-455.

Church N.B., 1975: Geology of the Sustut Area; Exploration and Mining in British Columbia in 1974; Brit. Columb. Dept. Mines Pet. Resour.

Lord C.S., 1948: McConnell Creek Map-Area, Cassiar District, British Columbia; Geol. Surv. Canada, Memoir 251.

Melville D.M. September 1992: NTS 094D McConnell Creek, Geological Survey Branch.

Miller-Tait, J.; Church, C. 1997: Report on the 1997 Exploration Program on the Willow Property, Omineca Mining Division, British Columbia; for Sustut Exploration Inc.

Minfile Reports #094D 038, #094D 054, #094D 057, #094D 063, #094D 077, #094D 078, #094D 079, #094D 081, #094D 082, #094D 088: Geological Survey Branch, Mineral Resource Division. Ministry of Energy, Mines and Petroleum Resources.

Richards T.A., 1975: McConnell Creek Map Area 94D/E Geology.